Exhibit 10.1

WORLD FUEL SERVICES CORPORATION

WORLD FUEL SERVICES, INC.

WORLD FUEL SERVICES EUROPE, LTD.

WORLD FUEL SERVICES (SINGAPORE) PTE. LTD.

9800 NW 41st Street

Suite 400

Miami, FL 33178

October 28, 2009

HSBC Bank USA, National Association

1 HSBC Center, 26th Floor,

Buffalo, NY 14203

Attn: Donna Riley

Re:	Amendment No. 1 to Master Accounts Receivable Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT, dated as of September 30, 2008 (the “Existing Agreement”), between WORLD FUEL SERVICES, INC., a corporation organized under the laws of Texas, WORLD FUEL SERVICES EUROPE, LTD., a company organized under the laws of England and Wales, WORLD FUEL SERVICES (SINGAPORE) PTE. LTD., a company organized under the laws of Singapore, WORLD FUEL SERVICES CORPORATION, a corporation organized under the laws of Florida, THE BANKS PARTY THERETO, and HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Existing Agreement.

The Facility Parties hereby request that each Bank agrees to the following amendment of the Existing Agreement (this “Amendment”):

1.	Amendment. Pursuant the terms hereof, on the Effective Date (as defined herein), clause (x) of Section 9.1(i) of the Existing Agreement is hereby amended by deleting it in its entirety and inserting, in lieu thereof, the following:

“(x) The Insurer shall cease to have a financial strength rating of at least BBB+ by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (or any successor thereto) (“S&P”) and at least Baa1 by Moody’s Investor Services, Inc. (or any successor thereto) (“Moody’s”; and together with S&P, each a “Rating Agency”); provided, the cessation of coverage of the Insurer by one Rating Agency shall not constitute a Termination Event so long as (A) the other Rating Agency is then covering the Insurer, and (B) the financial strength rating of the Insurer by such other Rating Agency conforms to at least the applicable minimum rating set forth in this clause (x), or”.

2.

Effective Date. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon receipt by the Administrative Agent of a fully executed counterpart of this Amendment. Upon and after the Effective Date, all references to the Existing Agreement in any Facility Document shall mean the Existing Agreement as amended by this Amendment. Except as expressly provided herein, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of or constitute a consent to or waiver of any noncompliance with the provisions of the Existing Agreement, and, except as specifically provided herein, the Existing Agreement shall remain in full force and effect.

3.	Representations and Warranties.

(a)	Each of the Facility Parties hereby restates each of the representations and warranties set forth in the Existing Agreement, as amended by this Amendment, and represents and warrants to the Banks that they are true and correct on and as of the date hereof in all material respects and with the same effect as if made on the date hereof, except to the extent such representations and warranties specifically relate to an earlier date (in which case they shall be true and correct in all material respects as of such earlier date).

(b)	Each of the Facility Parties has the requisite power to enter into and deliver this Amendment, and it has taken all necessary corporate or other action required to authorize the execution, delivery and performance of this Amendment.

(c)	This Amendment constitutes the legal, valid and binding obligations of each of the Facility Parties, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting the rights and remedies of creditors and general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at Law, and shall not be in conflict with, result in a breach of or, with notice or lapse of time or both, constitute a default under, any indenture, agreement or other instrument, or result in the creation or imposition of any Adverse Claim.

(d)	Neither the execution nor the delivery of this Amendment or any of the other documents related hereto or thereto, nor the performance of or compliance with the terms and provisions hereof or thereof, will conflict with or result in a breach of any Laws, or any other agreement or instrument binding upon any of the Facility Parties or any of its properties, or conflict with or result in a breach of any provision of any of the Facility Parties.

(e)	No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by any of the Facility Parties for the due execution, delivery and performance by it of this Amendment.

4.	Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law.

Please confirm your agreement with the foregoing by executing this Amendment in the space provided below.

Sincerely,

WORLD FUEL SERVICES, INC., as a Seller		WORLD FUEL SERVICES EUROPE, LTD., as a Seller

By:	/s/ Steven P. Klueg	By:	/s/ Michael Clementi
Name:	Steven P. Klueg	Name:	Michael Clementi
Title:	Vice President & Treasurer	Title:	Director

WORLD FUEL SERVICES (SINGAPORE) PTE. LTD., as a Seller		WORLD FUEL SERVICES CORPORATION, as the Parent

By:	/s/ Francis Lee	By:	/s/ Steven P. Klueg
Name:	Francis Lee	Name:	Steven P. Klueg
Title:	Managing Director	Title:	Vice President & Treasurer

Agreed and accepted
as of date above first written:

HSBC BANK USA, NATIONAL ASSOCIATION, as the Administrative Agent and a Bank

By:	/s/ Shawn Alexander
Name:	Shawn Alexander
Title:	Vice President

[BANKS’ CONSENTS CONTINUE ON NEXT PAGE]

Consented to as of the date
above first written:

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Brian J. Fulk
Name:	Brian J. Fulk
Title:	Director

THE ROYAL BANK OF SCOTLAND PLC, as a Bank

By:	/s/ L. Peter Yetman
Name:	L. Peter Yetman
Title:	Senior Vice President

TD BANK, N.A., as a Bank

By:	/s/ Deborah Gravinese
Name:	Deborah Gravinese
Title:	Senior Vice President

BNP PARIBAS, as a Bank

By:	/s/ George Andrianos
Name:	George Andrianos
Title:	Director

By:	/s/ Rolando Perez-Elorza
Name:	Rolando Perez-Elorza
Title:	Managing Director

WELLS FARGO HSBC TRADE BANK, N.A., as a Bank

By:	/s/ Ayodele Adeyemi
Name:	Ayodele Adeyemi
Title:	Vice-President